EXHIBIT 10.2
[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

FOURTH AMENDED AND RESTATED GUARANTY AGREEMENT
THIS FOURTH AMENDED AND RESTATED GUARANTY AGREEMENT, dated as of December 19, 2022 and effective as of June 21, 2021 (the “Effective Date”) (including any schedule attached hereto and as amended, restated, supplemented and otherwise modified from time to time, this “Guaranty Agreement”), is made by Angel Oak Mortgage, Inc., a Maryland corporation (in such capacity, the “Guarantor”), in favor of * “Global Investment Bank 3” a New York state chartered bank, as Buyer (in such capacity, “Buyer”), and as Repo Agent (in such capacity, “Repo Agent”). This Guaranty Agreement amends and restates in its entirety that certain Third Amended and Restated Guaranty Agreement dated as of November 19, 2021, by and among Guarantor, Buyer and Repo Agent.
RECITALS
A.Pursuant to that certain Amended and Restated Master Repurchase Agreement, dated as of November 20, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among Angel Oak Mortgage Fund TRS, as a seller, Angel Oak Mortgage, Inc., as a seller (each, a “Seller” and together, the “Sellers”), Buyer and Repo Agent, Buyer has agreed from time to time to enter into Transactions (as defined in the Repurchase Agreement) in which a Seller agrees to transfer to Buyer certain mortgage loans (as more particularly described and defined in the Repurchase Agreement, “Eligible Mortgage Loans”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to such Seller such Eligible Mortgage Loans at a date certain or on demand, against the transfer of funds by such Seller.
B.As of the date hereof, Guarantor directly or indirectly owns 100% of the equity interests in each Seller.
C.Guarantor will derive a substantial direct and indirect benefit from the Transactions entered into by Buyer under the Repurchase Agreement.
D.It is a condition precedent to Buyer’s and Repo Agent’s agreement to engage in the Transactions contemplated under the Repurchase Agreement that Guarantor shall have executed and delivered this Guaranty Agreement to Buyer and Repo Agent.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.Defined Terms.
(a)Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.
“Guaranty Expenses” means 100% of the losses, damages, costs, expenses, liabilities, claims or other obligations incurred by Buyer (including attorneys’ fees and costs) associated with enforcing any rights with respect to, or collecting, any or all of any Guaranty Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guaranty Agreement.

1

“Guaranty Obligations” means Seller A’s obligations under the Transaction Documents to pay when due any of its obligations to Buyer or Repo Agent.
“Guaranty Material Adverse Effect” means any material adverse effect on the business, assets, financial condition, operations or performance of Guarantor that would substantially prevent or impair the Guarantor’s ability to perform any of its obligations under this Agreement, or the legality, validity, enforceability or collectability of this Agreement.
“Seller Delinquency Notice” means, upon the failure of either Seller to pay when due any Obligations (a “Seller’s Delinquency Event”), a written notice sent by Repo Agent to Guarantor of such Seller’s Delinquency Event and the amount of the applicable delinquent payment (the “Seller Delinquency Amount”).
“Termination Date” shall have the meaning set forth in Section 2(e) hereof.
(b)The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Guaranty Agreement shall refer to this Guaranty Agreement as a whole and not to any particular provision of this Guaranty Agreement and section and paragraph references are to this Guaranty Agreement unless otherwise specified.
(c)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
2.Guaranty.
(d)Guarantor hereby unconditionally and irrevocably guarantees to Buyer and Repo Agent and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Seller A when due, whether at the stated maturity, by acceleration, demand or otherwise (or would otherwise be owing, due or payable under the Repurchase Agreement but for the commencement of any bankruptcy, insolvency or similar proceeding in respect of Seller A) of its present and future Guaranty Obligations, whether absolute or contingent. Without in any way limiting the foregoing, promptly upon receipt of a Seller Delinquency Notice, Guarantor shall pay the Seller Delinquency Amount specified therein. If such Seller Delinquency Notice is sent before 12:00 p.m. (New York City time) on a Business Day, such payment shall be made by Guarantor no later than 5:00 p.m. (New York City time) on the following Business Day. If such Seller Delinquency Notice is sent after 12:00 p.m. (New York City time) on a Business Day, such payment shall be made by Guarantor no later than 5:00 p.m. (New York City time) on the second following Business Day. This is a guaranty of payment and performance, and not merely of collection. Guarantor further agrees to pay any Guaranty Expenses, which may be paid or incurred by Buyer or Repo Agent.
(e)In no event shall Buyer or Repo Agent be obligated to take any action, obtain any judgment or file any claim prior to enforcing this Guaranty Agreement. The rights, powers, remedies and privileges provided in this Guaranty Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by any other agreement or by law.
(f)With respect to Guarantor’s Guaranty Obligations, no payment or payments made by Seller A or any other Person (other than Guarantor) or received or collected by Buyer or Repo Agent from Seller A or any other Person (other than Guarantor) by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranty Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment or payments (other than payments made by Guarantor in respect of the Guaranty Obligations or payments received or collected from Guarantor in respect of the Guaranty Obligations) remain liable for the Guaranty Obligations until the Termination Date (as hereinafter defined).
(g)Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to Buyer or Repo Agent on account of its liability hereunder, it will promptly notify Buyer and Repo Agent in writing that such payment is made under this Guaranty Agreement for such purpose.
(h)Guarantor hereby agrees that this is an absolute, unconditional and continuing guaranty and that it shall remain liable under this Guaranty Agreement until the later of the date on which its Guaranty Obligations and Guaranty Expenses are satisfied and paid in full and the Repurchase Agreement is terminated in accordance with the terms thereof (such date, the “Termination Date”), notwithstanding that from time to time prior thereto Sellers may be free from any Obligations.
3.Representations and Warranties of Guarantor. Guarantor hereby represents and warrants, as to itself on the date hereof and during the duration of this Guaranty Agreement, that:
(i)It is duly formed and registered and validly existing under the laws of the jurisdiction of its formation, has the full legal power and authority and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and to carry on its business as currently conducted, is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary. It has the authority under its organizational documents and applicable law to enter into this Guaranty Agreement and to perform all acts contemplated hereby or in connection herewith.
(j)The execution, delivery and performance by Guarantor of this Guaranty Agreement and the transactions contemplated hereby are within its powers, have been duly authorized by all necessary action and do not constitute or will not result in a breach of any of the terms, conditions or provisions of its organizational documents or result in a breach of any legal restriction or result in the breach of any provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture, loan or credit agreement or other instrument to which it or any of its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.
(k)This Guaranty Agreement constitutes legal, binding and valid obligations of Guarantor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights generally. The execution and delivery of this Guaranty Agreement and the performance of its obligations hereunder do not require any license, consent, approval, authorization or other action of any Governmental Authority or any other Person, or if required, such license, consent, approval, authorization or other action has been obtained prior to the Effective Date.
(l)The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Guarantor to Buyer and Repo Agent in connection with the negotiation, preparation or delivery of this Guaranty Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading as of the date delivered.

(m)There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body pending or, to Guarantor’s knowledge, threatened against or affecting it (or, to its knowledge, any basis therefor) wherein an unfavorable decision, ruling or finding would be reasonably likely to have a Guaranty Material Adverse Effect.
(n)This Guaranty Agreement has not been entered into fraudulently by Guarantor with the intent to hinder, delay or defraud any creditor, Buyer or Repo Agent.
(o)As of the date hereof and after giving effect to this Guaranty Agreement and the contingent obligation evidenced hereby, the fair value of Guarantor’s assets is greater than the fair value of its liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on its financial statements in accordance with generally accepted accounting principles (“GAAP”)). Guarantor is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have unreasonably small capital to engage in the business in which it is engaged and proposes to engage. It does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. It is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of it or any of its assets.
(p)Guarantor is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(q)Guarantor has independently reviewed the Repurchase Agreement and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty Agreement to Buyer and Repo Agent, it is not in any manner relying upon the validity, enforceability, attachment or perfection of any Liens or security interests of any kind or nature granted by Seller A to Buyer and Repo Agent, now or at any time and from time to time in the future.
(r)Guarantor has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it and all other taxes, fees or other charges imposed on it by any Governmental Authority (other than for any such taxes, if any, which are currently being contested in good faith by appropriate proceedings); no tax lien has been filed, and, to the knowledge of Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge.
(s)There are no facts or circumstances that, individually or in the aggregate, would reasonably be expected to have a Guaranty Material Adverse Effect.
(t)Guarantor has a direct or indirect and substantial economic interest in Seller A and expects to derive substantial benefits from the transactions of Seller A under the Repurchase Agreement. It is entering into this Guaranty Agreement for legitimate business purposes and reasonably believes that its guaranty of its Guaranty Obligations and its Guaranty Expenses is in its best interests.
4.Covenants of Guarantor. Guarantor hereby covenants and agrees, as to itself, that:
(u)It shall (i) preserve and maintain its existence as a Maryland corporation, (ii) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Guaranty Material Adverse Effect and (iii) comply with its organizational documents. It shall maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business. It will comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities to which it is or may become subject.
(v)Guarantor shall deliver to Repo Agent, promptly upon becoming aware thereof (but in no event later than one (1) Business Day after becoming aware), written notice, in reasonable detail of:
(i)the occurrence of any default, breach or failure to or inability to perform under this Guaranty Agreement; and
(ii)any other action, event or condition of any nature that could reasonably be expected to result in a Guaranty Material Adverse Effect with respect to Guarantor.
(w)Guarantor shall deliver to Repo Agent, to the extent not otherwise publicly available via a filing timely made by Guarantor with the U.S. Securities and Exchange Commission, such information regarding its financial condition, operations, or business as required by Section 11(g)(iii)-(v) of the Repurchase Agreement.
(x)Guarantor shall, at all times, maintain the following financial covenants (the “Guarantor Financial Covenants”):
(i)Minimum Tangible Net Worth. Tangible Net Worth of Guarantor and its Subsidiaries shall not (I) decline (A) *% or more in the previous 30 days, (B) *% or more in the previous 90 days or, if shorter, in the period from September 30, 2022 to the applicable date of determination, or (C) *% or more in the previous year or, if shorter, in the period from September 30, 2022 to the applicable date of determination or (II) fall below $* of Tangible Net Worth of the Guarantor as of September 30, 2022 plus *% of any capital contribution made, or raised, after September 30, 2022.  For the purposes of these calculations, the Tangible Net Worth as of September 30, 2022 shall be deemed to be the Tangible Net Worth as of such date as reduced by $*.
(ii)Minimum Liquidity Amount. On or prior to February 20, 2019, the Liquidity (which amount shall include for the purposes of this calculation, any Hedge Margin Payments on deposit in the Disbursement Account or the Hedge Margin Payment Account, as applicable), of Guarantor on any date of determination shall not fall below the product of *% and the Aggregate Repurchase Price as of such date of determination. On or after February 20, 2019, the Liquidity of Guarantor on any date of determination shall not fall below the greatest of (i) the product of *% and the Aggregate Repurchase Price as of such date of determination, (ii) $* and (iii) any other amount of liquidity the Guarantor has covenanted to maintain in any other note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction (including, without limitation, any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds).
(iii)Maximum Leverage Ratio. Leverage Ratio of Guarantor and its Subsidiaries shall not be greater than * (excluding non-recourse securitization debt).

The following capitalized terms in this Section 4(d) shall have the respective meanings set forth below:
“Cash Equivalents” shall mean, as of any date of determination, (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of Sellers or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Seller A or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by Sellers or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
    “Leverage Ratio” shall mean, on a pro forma basis after giving effect to such incurrence, issuance dividend, distribution or payment (and the pro forma application of the proceeds therefrom) and any other pro forma adjustments, the ratio of Total Indebtedness to Tangible Net Worth.
    “Liquidity” shall mean, in respect of any Person and as of any date, the sum of the cash and Cash Equivalents held by such Person.
“Tangible Net Worth” shall mean, with respect to any Person, the difference between such Person’s total assets and total liabilities, each determined in accordance with GAAP, minus the sum of all assets which are classified as intangible assets under GAAP.
“Total Indebtedness” shall mean, with respect to any Person, as of any date of determination, the aggregate Indebtedness of such Person plus the proportionate share of all Indebtedness of all non-consolidated Subsidiaries of such Person as of such date.
Simultaneously with the delivery of each set of financial statements referred to in Section 11(g) of the Repurchase Agreement or promptly following the public filing with the U.S. Securities and Exchange Commission (whichever is the earlier to occur), Guarantor shall deliver to Repo Agent an officer’s certificate, in form and substance reasonably satisfactory to Repo Agent, as of the fiscal quarter or year (as applicable) most recently ended, (i) certifying that the related financial statements are true and correct in all material respects as of the stated date thereof, and (ii) certifying that (x) Guarantor has complied with all covenants and agreements in this Guaranty Agreement to be performed or observed by it (including the Guarantor Financial Covenants), and (y) to Guarantor’s knowledge, no event or circumstance has occurred and is continuing that would have a Guaranty Material Adverse Effect (each such Officer’s Certificate, a “Financial Covenant Compliance Certificate”).
(y)Guarantor shall not (i) enter into a merger or consolidation unless it is the surviving entity, (ii) liquidate, wind up or dissolve, (iii) sell all or substantially all of its assets or properties as part of a liquidation, winding up or dissolution of its business, or (iv), without prior written consent of Repo Agent, permit any Change of Control, in each case subject to the Repurchase Agreement.
(z)Guarantor shall not file or cause or suffer to be filed with respect to either Seller a voluntary petition in bankruptcy to seek relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect, or consent to the filing of any petition against either Seller under any such law, or consent to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official of all or any part of either Seller’s property.
(aa)Guarantor will promptly, and in any event within (i) ten (10) Business Days if any of the following are brought by a federal or state governmental agency or regulatory body, or (ii) fifteen (15) Business Days after the institution of any of the following (or, with respect to clause (ii) below, fifteen (15) Business Days after the pleading stage referenced therein), give to Repo Agent notice of all litigation, actions, suits, arbitrations, investigations or other legal or arbitral proceedings affecting Guarantor before any Governmental Authority that (i) questions or challenges the validity or enforceability of this Guaranty Agreement or any other Transaction Document, or (ii) makes a claim that survives beyond the pleading stage of any related litigation against Guarantor in an aggregate amount which, individually or in the aggregate, if adversely determined would be reasonably likely to have a Guaranty Material Adverse Effect.
(ab)Guarantor shall not (i) maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of it to, maintain, sponsor, contribute to or become obligated to contribute to, any employee benefit plan or other retirement arrangement subject to Title IV or Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”) or (ii) permit its assets to become “plan assets,” within the meaning of 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, or assets of a governmental, non-U.S. or church plan that is subject to any U.S. federal, state, local or other law that is substantially similar to Section 406(a)(1) of ERISA or Section 4975(c)(1) of the Code with respect to transactions by the plan with entities that are not fiduciaries of the plan.
5.Right of Set-off. Buyer, Repo Agent and each of their respective Affiliates are hereby irrevocably authorized at any time and from time to time without notice to Guarantor, any such notice being hereby waived by Guarantor, to set off and appropriate and apply any and all monies and other property of Guarantor, deposits (general or special, time or demand, provisional or final, in any currency), and any other credits, indebtedness or claims (in any currency) in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer, Repo Agent or any such Affiliate to or for the credit or the account of Guarantor, or any part thereof in such amounts as Buyer, Repo Agent or any such Affiliate may elect, against any and all of the obligations of Guarantor (including the Guaranty Obligations), in any currency, whether arising hereunder, under the Repurchase Agreement or otherwise, whether direct or indirect, absolute or contingent, matured or unmatured, as Buyer, Repo Agent or any such Affiliate may elect, whether or not Buyer, Repo Agent or any such Affiliate has made any demand for payment and although such obligations of Guarantor are owed to a branch, office or Affiliate of Buyer or Repo Agent different from the branch, office or

Affiliate holding such deposit or obligated on such indebtedness. Buyer, Repo Agent and any such Affiliate, as applicable, shall notify Guarantor promptly of any such set-off and the application made by Buyer, Repo Agent or any such Affiliate, as applicable; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Buyer, Repo Agent and any such Affiliate under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Buyer, Repo Agent or any such Affiliate may have.
6.No Subrogation. Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by Buyer, Repo Agent or any of their respective Affiliates, Guarantor shall not be entitled to be subrogated to any of the rights of Buyer or Repo Agent against Seller A or any collateral security or guarantee or right of offset held by Buyer or Repo Agent for the payment of Guarantor’s Guaranty Obligations or Guaranty Expenses, nor shall Guarantor seek or be entitled to seek any contribution, indemnity or reimbursement from either Seller in respect of payments made by Guarantor hereunder, until the Termination Date. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and satisfied in full, such amount shall be held by Guarantor in trust for Buyer or Repo Agent, as applicable, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Buyer or Repo Agent, as applicable in the exact form received by Guarantor (duly indorsed by Guarantor to Buyer or Repo Agent, if required), to be applied against the Obligations or Guaranty Obligations, as applicable, whether matured or unmatured, in such order as Buyer or Repo Agent may determine.
7.Amendments, Etc. with Respect to the Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and without notice to or further assent by Guarantor, any demand for payment of any of the Obligations made by Buyer or Repo Agent to Seller A may be rescinded by Buyer or Repo Agent, as applicable, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, terminated, waived, surrendered or released by Buyer or Repo Agent, and the Repurchase Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer or Repo Agent, as applicable, may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer or Repo Agent for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither Buyer nor Repo Agent shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty Agreement or any property subject thereto. When making any demand hereunder against Guarantor, Buyer or Repo Agent may, but shall be under no obligation to, make a similar demand on Seller A, and any failure by Buyer or Repo Agent to make any such demand or to collect any payments from Seller A or any release of Seller A shall not relieve Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer or Repo Agent against Guarantor. For the purposes hereof “demand” shall include, without limitation, the commencement and continuance of any legal proceedings.
8.Waiver of Rights. Except as otherwise expressly provided herein, Guarantor waives any and all notice of any kind including, without limitation, notice of the creation, renewal, extension or accrual of any of the Guaranty Obligations, and notice of or proof of reliance by Buyer or Repo Agent upon this Guaranty Agreement or acceptance of this Guaranty Agreement; the Guaranty Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty

Agreement; and all dealings between Seller A and Guarantor, on the one hand, and Buyer or Repo Agent, as applicable, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty Agreement. Guarantor waives diligence, presentment, protest, demand for payment or nonpayment to or upon Sellers with respect to the Obligations or Guarantor with respect to the Guaranty Obligations and the Guaranty Expenses. In addition, Guarantor waives any requirement that Buyer or Repo Agent first exhaust any right, power, remedy or proceeding against Seller A.
9.Guaranty Absolute and Unconditional. Guarantor understands and agrees that this Guaranty Agreement shall be construed as a continuing, absolute and unconditional guarantee of the full and punctual payment and performance of its Guaranty Obligations and Guaranty Expenses and not of their collectability only and is in no way conditioned upon any requirement that Buyer or Repo Agent first attempt to collect any of the Guaranty Obligations or Guaranty Expenses from Sellers or upon (a) the validity, regularity or enforceability of the Repurchase Agreement or any other Facility Document, any of the Guaranty Obligations or Guaranty Expenses therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer or Repo Agent, (b) any defense, set-off, deduction, abatement, recoupment, reduction or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Seller A against Buyer or Repo Agent, (c) the lack of authority of Seller A to execute or deliver the Repurchase Agreement, (d) any change in the time, manner or place of payment of, or in any other term of, or amendment to the Repurchase Agreement, (e) any waiver or consent by Buyer or Repo Agent with respect to any provisions of the Repurchase Agreement or any compromise or release of any of the obligations thereunder, (f) the absence of any action to enforce the Repurchase Agreement, to recover any judgment against Seller A or to enforce a judgment against Sellers under the Repurchase Agreement, (g) the occurrence of any Event of Default or Default under the Repurchase Agreement, (h) the existence of bankruptcy, insolvency, reorganization or similar proceedings involving Sellers, (i) any impairment, taking, furnishing, exchange or release of, or failure to perfect or obtain protection of any security interest in, collateral securing the Repurchase Agreement, (j) any change in the laws, rules or regulations of any jurisdiction, (k) any present or future action of any Governmental Authority or court amending, varying, reducing or otherwise affecting or purporting to amend, vary, reduce or otherwise affect, any of the obligations of Sellers under the Repurchase Agreement or of Guarantor under this Guaranty Agreement, (l) the reorganization, merger or consolidation of either Seller into or with any other corporation or entity, (m) if any payment by Seller A to Buyer or Repo Agent is held to constitute a preference under bankruptcy laws, or for any reason Buyer or Repo Agent is required to refund such payment or pay such amount to Seller A, Guarantor or any other Person or (n) any other circumstance whatsoever (with or without notice to or knowledge of Sellers or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Guarantor from this Guaranty Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Guarantor, Repo Agent may, but shall be under no obligation to, pursue (i) such rights, powers, privileges and remedies as it may have against Seller A or any other Person or (ii) any right of offset with respect thereto, and any failure by Repo Agent to pursue such other rights or remedies or to collect any payments from Seller A or any such other Person or to exercise any such right of offset, or any release of Seller A or any such other Person or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights, powers, privileges and remedies, whether express, implied or available as a matter of law or equity, of Repo Agent against Guarantor. This Guaranty Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns, and shall inure to the benefit of Buyer and Repo Agent, and their respective successors, indorsees, transferees and assigns, until the Termination Date shall have occurred.

10.Reinstatement. This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranty Obligations or Guaranty Expenses is rescinded or must otherwise be restored or returned by Buyer or Repo Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller A or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller A or Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made. It is the intention of Guarantor that Guarantor’s obligations hereunder shall not be discharged except by a Seller A’s or Guarantor’s payment and performance of the Guaranty Obligations or Guaranty Expenses which are not so rescinded and then only to the extent of such payment and performance.
11.Event of Default. If an Event of Default under the Repurchase Agreement shall have occurred and be continuing, Guarantor agrees that, as between Guarantor and Buyer or Repo Agent, as applicable, the Obligations may be declared to be due in accordance with the terms of the Repurchase Agreement for purposes of this Guaranty Agreement notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against Sellers and that, in the event of any such declaration (or attempted declaration), any Guaranty Obligations shall forthwith become due by Guarantor for purposes of this Guaranty Agreement.
12.Payments. Guarantor hereby guarantees that payments hereunder will be paid to Buyer or Repo Agent without deduction, abatement, recoupment, reduction, set-off or counterclaim, in U.S. Dollars and in accordance with the wiring instructions of Buyer or Repo Agent, as applicable.
13.Notices. Any and all notices, statements, demands or other communications hereunder may be given by a party to the others by mail, facsimile, messenger or otherwise to the address specified at the “Address for Notices” specified on the signature page in the case of Guarantor, or in accordance with Section 15 of the Repurchase Agreement in the case of Buyer and Repo Agent, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.
14.Severability. Any provision of this Guaranty Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
15.Integration. This Guaranty Agreement and the provisions of the other Facility Documents expressly referenced herein or therein represent the agreement of Guarantor with respect to the subject matter hereof and thereof and there are no other promises or representations by Guarantor, Buyer or Repo Agent relative to the subject matter hereof or thereof not reflected herein or therein.
16.Amendments in Writing; No Waiver; Cumulative Remedies.
(ac)None of the terms or provisions of this Guaranty Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor, Buyer and Repo Agent; provided that any provision of this Guaranty Agreement may be waived in writing by Buyer or Repo Agent.

(ad)Neither Buyer nor Repo Agent shall be deemed by any act (except by a written instrument pursuant to this Section 16), delay, indulgence, omission or otherwise be deemed to have waived any right, power, privilege or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Buyer or Repo Agent, any right, power, remedy or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, remedy or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Buyer or Repo Agent of any right, power, privilege or remedy hereunder on any one occasion shall not be construed as a bar to any right, power, privilege or remedy which Buyer or Repo Agent, as applicable, would otherwise have on any future occasion.
(ae)The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
17.Section Headings. The section headings used in this Guaranty Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
18.Successors and Assigns. This Guaranty Agreement shall be binding upon the successors and permitted assigns of Guarantor and shall inure to the benefit of Buyer, Repo Agent and their respective successors and assigns. This Guaranty Agreement may not be assigned by Guarantor without the express written consent of Buyer and Repo Agent in their sole discretion and any attempt to assign or transfer this Guaranty Agreement without such consent shall be null and void and of no effect whatsoever.
19.Governing Law; Jurisdiction.
(af)THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
(ag)GUARANTOR, BUYER AND REPO AGENT HEREBY WAIVE TRIAL BY JURY. GUARANTOR, BUYER AND REPO AGENT HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE FACILITY DOCUMENTS IN ANY ACTION OR PROCEEDING. GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE FACILITY DOCUMENTS.
20.Waivers. GUARANTOR HEREBY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR REPO AGENT.
21.Electronic Signatures and Notices. Buyer, Repo Agent and Guarantor agree that this Guaranty Agreement, any documents to be delivered pursuant to this Guaranty Agreement and any notices hereunder may be transmitted between them by email and/or facsimile. Buyer, Repo Agent and Guarantor intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.
22.Intent. Guarantor (a) acknowledges that each of the Repurchase Agreement and each Transaction thereunder constitutes a “securities contract” as that term is defined in Section 741(7)(A)(i) of the Bankruptcy Code and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, (b) intends and acknowledges that this Guaranty Agreement is “a security agreement or arrangement or other credit enhancement” that is “related to” and provided “in connection with” the Repurchase Agreement and each Transaction thereunder and is within the meaning of Sections 101(38A)(A), 101(47)(a)(v) and 741(7)(A)(xi) of the Bankruptcy Code and is, therefore, (i) a “securities contract” as that term is defined in Section 741(7)(A)(xi) of the Bankruptcy Code and (ii) a “master netting agreement” as that term is defined in Section 101(38A) of the Bankruptcy Code and (c) intends and acknowledges that any party’s right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with the Repurchase Agreement and this Guaranty Agreement is in each case a contractual right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Guaranty Agreement as described in Sections 555 and 561 of the Bankruptcy Code.
23.Process Agent. For the purposes of this Guaranty Agreement, Guarantor hereby agrees that service of all writs, process and summonses in any suit, action or proceeding brought under this Guaranty Agreement may be made upon Corporation Service Company (the “Process Agent”), and Guarantor hereby confirms and agrees that the Process agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, processes and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to Guarantor shall not impair or affect the validity of such service or of any judgment based thereon.

[Signature pages to follow]

IN WITNESS WHEREOF, Guarantor, Buyer and Repo Agent have caused this Fourth Amended and Restated Guaranty Agreement to be duly executed and delivered as of the date first above written.
ANGEL OAK MORTGAGE, INC.,
as Guarantor

By: /s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer

Address for Notices:
3344 Peachtree Road NE
Suite 1725
Atlanta, GA 30326

[Signature Page – Fourth Amended and Restated Guaranty Agreement]

GLOBAL INVESTMENT BANK 3, as Buyer
By: /s/ Charles Johnston
Name: Charles Johnston
Title: Authorized Signatory

GLOBAL INVESTMENT BANK 3, as Repo Agent
By: /s/ Charles Johnston
Name: Charles Johnston
Title: Authorized Signatory

[Signature Page – Fourth Amended and Restated Guaranty Agreement]